EXHIBIT 99.29

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

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AmeriServe Food Distribution, Inc., et al(1)                                            Case No. 00-0358 (PJW)
Debtors                                                                                 Chapter 11
                                                                                        Jointly Administered

Consolidated Balance Sheet (In Thousands)
    28-Oct-00
Case #:  00-0358 (PJW)


                                                                   Period

Current assets

Cash and cash equivalents                                      $    49,615
Accounts receivable                                                181,741
Direct payment receivables                                          28,092              (a)
Undivided interest in accounts receivable trust                          -
Allowance for doubtful accounts                                    -71,076
Inventories, net                                                    19,752
Other current assets(2)                                             27,982
              Total current assets                                 236,106
Property and equipment, net                                        222,749              (b)
Intangible assets, net                                              14,843
Intercompany receivable(3)                                          34,493
Other noncurrent assets                                             58,854
                                                               $   567,045

Current liabilities

Current portion of capital lease obligations                   $    23,895
Accounts payable                                                    16,428
Accrued and other current liabilities                               86,379
Debtor-In-Possession financing                                      87,520
              Total current liabilities                            214,222
Long-term secured debt and capital lease obligations               476,786
Other noncurrent liabilities                                        68,574
Liabilities subject to compromise                                1,606,821              (c)
Senior redeemable exchangeable preferred stock                     295,021
Stockholder's equity (deficit)
              Preferred stock                                        8,422
              Common stock                                             100
              Paid in capital                                            -
              Accumulated deficit                               -2,102,901
              Total stockholder's equity (deficit)              -2,094,379
                                                               $   567,045
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(a)      Consists primarily of purchases of beginning inventory, merchandise purchases since date of bankruptcy, and distribution fee revenues, net of payments received.

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(b)      Includes approximately $51,900 of capitalized software and development costs related to the JDEdwards system.

(c) Includes trade accounts payable and accrued expenses, as well as all unsecured notes payable. Amounts included in "Liabilities subject to compromise" have been preliminarily estimated and/or assumed and are subject to change.

         (1) - The Debtors are the following entities: AmeriServe Food Distribution, Inc., NEBCO EVANS Holding Company, Holberg Warehouse Properties, Inc., AmeriServe Transportation, Inc., PSD Transportation Services, Inc., Chicago Consolidated Corporation, ASNSC, Inc., Delta Transportation, Ltd., PSC Services of Florida, Inc., Northland Transportation Services, Inc., ProSource Mexico Holdings, Inc., NAVC Corp., North American Vantix Corp., and Vantix Logistics, Ltd.
         (2) - This line includes certain receivables that may have a different treatment if the Report were prepared in accordance with GAAP.
         (3) - Monthly Operating Report is not prepared in accordance with GAAP. If the Report were prepared in accordance with GAAP, the treatment of intercompany receivables may be different.